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
As Filed with the Securities and Exchange Commission on February 26, 1996

                                                   Registration No. 33-65752


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                        Post-Effective Amendment No. 1

                                      to

                                   Form S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     ASSOCIATES FIRST CAPITAL CORPORATION
            (Exact name of registrant as specified in its charter)

Delaware                                06-0876639
State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)
                                        CHESTER D. LONGENECKER, Esq.
250 East Carpenter Freeway              Executive Vice President
Irving, Texas 75062-2729                and General Counsel
214-541-4000                            250 East Carpenter Freeway
Address, including zip code, and        Irving, Texas 75062-2729
telephone number, including area code,  214-541-4000
of registrant s principal offices)      (Name, address, including zip code,
                                         and telephone number, including area
                                         code, of agent for service)



                                   Copy to:

                             TIMOTHY M. HAYES, Esq.
                               P.O. Box 660237
                           Dallas, Texas 75266-0237






This post-effective amendment to the registration statement shall become effective upon order of the Commission acting pursuant to Section 8(c) of the Securities Act of 1933.
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

The Registrant filed its Registration Statement on Form S-3, No. 33-65752 which became effective on August 25, 1993. Sales under such Registration Statement were terminated on January 11, 1996. Of the $300,000,000 original principal amount of Investment Notes registered, $290,804,165.45 were sold leaving $9,195,834.55 principal amount of Investment Notes remaining unsold at the time of termination of sales hereunder. The purpose of this Post-Effective Amendment No. 1 is to de-register such $9,195,834.55 principal amount remaining unsold pursuant to the undertaking of the Registrant contained in the Registration Statement.
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
                                SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, and State of Texas, on the 18th day of October, 1993.

                                         ASSOCIATES FIRST CAPITAL CORPORATION


                                    By: /s/ Roy A. Guthrie
                                        Roy A. Guthrie
                                        Executive Vice President,
                                        Comptroller and
                                        Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.


      Signature                          Title                       Date
*K. W. Hughes                 Chairman of the Board,
 K. W. Hughes)                 Principal Executive Officer
                               and Director

*James E. Jack                Senior Executive Vice President and
(James E. Jack)               Principal Financial Officer

                                                            February 26, 1996

 /s/Roy A. Guthrie             Executive Vice President,
 (Roy A. Guthrie)              Comptroller and Principal
                               Accounting Officer


*H. D. Marshall                Director
(H. D. Marshall)



----------

     *By signing his name hereto, Roy A. Guthrie signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

                                         By:/s/ Roy A. Guthrie
                                            Roy A. Guthrie
                                            Attorney-in-Fact

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
INDEX TO EXHIBITS

                                                     Sequentially
Exhibit                                                Numbered
Number                   Exhibit                         Page
 25     -  Powers of Attorney (Previously Filed).

